EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Principal Financial Officer of Readvantage Corp. (the “Company”), each certify that, to his knowledge on the date of this certification:

1. The Quarterly Report for the quarterly period ended December 31, 2025 Form 10-Q as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 13, 2026

By:	/s/ Ilona Andzejevska
Name:	Ilona Andzejevska
Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)